EXHIBIT  5.2





31 July 2002                                             011140-0016-HDH-o01-v01



Bonso Electronics International Inc.
Unit 1106-1110, 11/F, Star House
3 Salisbury Road
Tsimshatsui, Kowloon
Hong Kong

and

Henry F Schlueter, Esq.
Schlueter & Associates, P.C.
1050 Seventeenth Street, Suite 1700
Denver, Colorado 80265 U.S.A.

Dear Sirs

Bonso Electronics International Inc.

We have acted as British Virgin Islands counsel for Bonso Electronics International Inc., a British Virgin Islands corporation (the "Company"), in connection with the registration under the United States Securities Act of 1933 of 2,174,403 Common Stock Purchase Warrants, 1,087,201 Common Shares issuable on exercise of the Warrants and 250,000 shares of common stock which may be issued upon exercise of outstanding warrants (50,000 of which have been issued at this time) and 655,726 outstanding Common Shares offered by selling shareholders (the "Selling Shareholders") (together the "Securities"). All capitalized terms used herein, which are not defined herein, shall have the meanings ascribed thereto in the Registration Statement.

1.   For the purpose of this opinion we have reviewed the following documents:

     (a) the draft Registration Statement on Form F-2 ("registration Statement") provided to us by the Company that will be filed with the United States Securities and Exchange Commission for the purpose of registering the Securities;

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     (b)  the Memorandum and Articles of Association and Certificate of
          Incorporation of the Company on file at the Registry of Corporate Affairs in the British Virgin Islands (the "Registry") on 24 January 2002;

     (c) three sets of resolutions of directors of the Company dated 5 January 2000 and a resolution dated 8 March 2000, authorising, respectively, the issue of the Warrants and, pursuant thereto, the Common Shares and the filing of a Registration Statement on Form F-3, including the related prospectus and all exhibits thereto, with the Untied States Securities and Exchange Commission;

     (d) resolutions of directors of the Company dated 24 April 2000 authorising the issue of 180,726 shares of Common Stock to Augusta Technologie AG in connection with the acquisition of Korona Haushaltwaren GmbH & Co. KG;

     (e) resolutions of the directors of the Company dated 21 December 2001 as certified by the Assistant Secretary of the Company on 8 January 2002;

     (f) resolutions of the directors dated 22 July 2002 authorising the issue of 125,000 shares of Common Stock to Mohan Thadani in connection with the acquisition of Gram Precision Scales, Inc.;

     (g) a copy of a Power of Attorney dated 22 July 2002 issued by the Company in favour of Henry F. Schlueter, Esq.;

     (h) registered agent's certificate dated 30 July 2002 issued by HWR Services Limited, the registered agent of the Company in the British Virgin Islands;

     (i) a certified true copy of the share register of the Company as at 31 July 2002, and

     (j) an amendment to the Memorandum and Articles of Association of the Company filed at the Registry on 28 December 2001.

     We have also made such other enquiries and reviewed such matters of law and examined the originals, certified or otherwise identified to our satisfaction, of such other documents, records, agreements and certificates as we have considered relevant for the purposes of giving the opinion expressed below.

2.   In giving this opinion we have assumed the following:

     (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

     (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents;

     (c) that the performance of any obligation under any documents in any jurisdiction outside the British Virgin Islands will not be illegal or ineffective under the laws of that jurisdiction; and we have relied on the certification that the corporate resolutions (as may be relevant) to which we have referred above have not been revoked or rescinded and continue in full force and effect at the date hereof.

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3.   Based on the foregoing and subject to the qualifications set forth in paragraph 4 below, we are of the following opinions:

     (a) The Company has been duly organized and is validly existing and in good standing as a limited liability International Business Company under the laws of the British Virgin Islands. The Company has full power and authority (corporate and otherwise) to conduct its business as described in the Registration Statement.

     (b) The Company's authorized capital consists of 23,333,334 Common Shares, $0.003 par value, and 10,000,000 Preferred Shares, $0.01 par value, that is divided into 2,500,000 shares each of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, and Class D Preferred Stock, which shares may be issued within each such Class for time to time by the Company's Board of Directors in its sole discretion without the approval of the Shareholders of the Company. Prior to the sale of the Securities, the Company's issued and outstanding shares consisted of 5,709,859 Common Shares which are held of record as indicated in the Registration Statement with no shares of the Company's Preferred Stock issued and outstanding. All of such issued shares have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to pre-emptive rights of any shareholders of the Company. There are no securities laws in the British Virgin Islands to which the issue of the shares are subject.

     (c) The 2,174,403 Common Stock Purchase Warrants have been legally issued, and constitute legal, valid and binding obligations of the Company. Further the 1,087,201 shares of $0.003 par value issuable upon exercise of the Warrants have been duly and validly authorised and such shares will, upon the purchase, receipt of full payment, issuance and delivery thereof in accordance with the terms of the Registration Statement, be duly and validly authorised, legally issued, fully paid and non-assessable, are not subject to pre-emptive rights of any shareholder of the Company and conform to the description thereof in the Registration Statement. The 200,000 Common Shares of $0.003 par value to be issued upon the exercise of the Warrants have been duly authorised, and such shares will, upon the purchase receipt of full payment, issuance and delivery thereof in accordance with the Registration Statement, be duly and validly authorised, legally issued fully paid and non-assessable, are not subject to pre-emptive rights of any shareholder of the Company conform to the description thereof in the Registration Statement. The 655,726 Common shares to be sold are duly and validly authorised, legally issued, fully paid and non-assessable, and are not subject to pre-emptive rights of any shareholder of the Company and conform to the description thereof in the Registration Statement.

     (d) Upon purchase of the Securities, any underwriter or other purchaser thereof will, to the best of our knowledge, receive good, valid and marketable title to the Securities, free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer, stockholders' agreements, voting trusts and other defects of title whatsoever.

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     (e)  To the best of our knowledge, there are no outstanding options, warrants, calls, rights or other commitments relating to the share capital of the Company other than as disclosed in the Registration Statement.

     (f) The conduct of the business of the Company as described in the Registration Statement, does not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Company's Memorandum and Articles of Association or of any indenture, mortgage, agreement, instrument, order, writ, judgment or decree known to us to which the Company is a party or by which any of its properties are bound, nor violate any existing law, rule, regulation, judgment or decree or any governmental body or court of the British Virgin Islands having jurisdiction over the Company or any of its properties.

     (g) No British Virgin Islands governmental approvals, authorisations or other actions are required in connection with the issue of the Securities and the conduct of the business of the Company as described in the Registration Statement.

     (h) The descriptions in the Registration Statement of applicable British Virgin Islands law are accurate and fairly present such law.

     (i) We have no reason to believe that the Registration Statement (except that we do not express an opinion as to the financial statements or other financial data included therein) contains any untrue statement of a material fact required to be stated therein or omits any material fact necessary to make the statements therein not misleading.

4. This legal opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and is currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion in the laws of any other jurisdiction.

5. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statement with respect to our firm under the headings "Risk Factors -- Certain Legal Consequences of Foreign Incorporations and Operations" and "Legal Matters" included in the Registration Statement.

Yours faithfully
HARNEY WESTWOOD & RIEGELS




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